Page 1 Exhibit 10.18l Performance Share Unit Award Agreement Under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (as of November 8, 2024) (the “Plan”) This PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Agreement”) provides for the granting of performance share unit awards by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Participant”), representing a notional account equal to a corresponding number of shares of the Company’s Class A Common Stock, par value $0.01 (the “Shares”), subject to the terms below (the “Performance Share Units”). The name of the “Participant,” the “Grant Date,” the aggregate number of Shares representing the Target Award, and the Award Achievement Goal are stated in the “Notice of Grant” attached or posted electronically together with this Agreement and are incorporated by reference. The other terms of this Performance Share Unit Award are stated in this Agreement and in the Plan. Terms not defined in this Agreement are defined in the Plan, as amended. The Plan is referred to as the “Grant Plan” in the electronic Notice of Grant. For purposes of this Agreement, “Employer” includes any subsidiary of the Company that employs the Participant. The “Company Group” is the Company and/or any of its subsidiaries or affiliates. 1. Award Grant. The Company hereby awards to the Participant a target award of Performance Share Units in respect of the number of Shares set forth in the Notice of Grant (the “Target Award”), representing a Stock Unit and Performance-Based Award (the “Performance Share Unit”) under the terms of the Plan. 2. Right to Payment of Performance Share Units. The Participant shall be eligible to earn up to 200% percent of the Target Award. The percentage of the Target Award actually earned and paid will be determined by the committee or subcommittee of the Board of Directors of the Company (the “Committee”) through use of its negative discretion based on achievement of certain goals (the “Award Achievement Goal”) during the period specified in the Notice of Grant (the “Award Period”) . The Award Achievement Goal is comprised of and is measured separately with respect to each component stated in the Notice of Grant. Actual payment of the Performance Share Units awarded will be determined for each component in accordance with the table set forth in the Notice of Grant. 3. Payment of Award. (a) Payments under this Agreement will be made in the number of Shares that is equivalent to the number of Performance Share Units earned and payable to the Participant pursuant to Section 2 above. Except as otherwise provided in Section 4 below, payments, if any, will be made as soon as practicable after the Award Period ends, but in no event later than 3 months following the last day of the calendar year in which the Award Period ends. The form of payout will be in Shares. In addition, each Performance Share Unit that becomes earned and payable pursuant to Section 2 above carries a Dividend Equivalent Right, payable in cash at the same time as the payment of Shares in accordance with this Section 3 and Section 4. For the avoidance of doubt, such Dividend Equivalent Right shall not attach to, and no payment shall be made as a result of dividends (a) the record date for which is prior to the Grant date of the Performance Share Units or (b) paid with respect to Performance Share Units that are not ultimately earned. (b) In the event of a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the”Code”), the Company may, in its sole discretion and in accordance with Treasury Regulation § 1.409A- 3(j)(4)(ix)(B), vest and settle the Performance Share Units and terminate this Agreement. In such event, settlement of the Performance Share Units shall be made within two (2) weeks following the Change in Control. In the event that Performance Share Units are not settled pursuant to the immediately preceding sentence, such Performance Share Units shall be assumed by an acquirer in which case, vesting will be subject to Sections 2 and 4. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share will equal the consideration paid to each stockholder per Share generally upon the Change in Control. 4. Termination of Employment. If the Participant’s employment terminates during the Award Period, payouts will be as follows, subject to Section 3: (a) Death. If the Participant dies, the Performance Share Units will be paid at Target Award if such termination occurs prior to the end of the Award Period. If such termination occurs after the end of the Award Period, the Performance Share Units will be paid, subject to the achievement of the Award Achievement Goal. Payment will occur on the seventy-fifth (75th) day following the Participant’s death and in accordance with any applicable laws or Company procedures regarding the payments. (b) Retirement. Subject to the six (6) month limitation set forth below, if the Participant voluntarily terminates employment and is otherwise at least age fifty-five (55) and has completed ten (10) of service or is at least age sixty-five (65) and has completed five (5) years of service (“Retirement Eligible”), and is not otherwise terminated for Cause under Section 4(f) below, the award of the Performance Share Units will continue through the Award Period and the Participant will be paid a pro rata amount for the number of each full month in which the Participant is paid salary during the Award Period, subject to the achievement of the Award Achievement Goal, at the same time the awards are paid to active employees. Vesting and payment in respect of any Performance Share Units after retirement will be subject to satisfaction of the conditions precedent that the Participant fully complies with the Post-Employment Restrictive Covenants reflected in Exhibit A of any other Personal Covenants (as defined below). Notwithstanding anything to the contrary contained in this Section 4(b), if the Participant terminates employment by reason of retirement within six (6) months of the Grant Date, the Performance Share Units shall not vest and shall become null and void on the last day of active employment (last day worked). (c) Disability. If the Participant becomes totally and permanently disabled (as determined under the Company’s long-term disability program, or an affiliate or successor plan or program of similar purpose, the award of the Performance Share Units will continue through the Award Period and the Participant will be paid, subject to the achievement of the Award Achievement Goal. Payment will occur at the same time the awards are paid to active employees. (d) Termination of Employment Without Cause. Subject to the six (6) month limitation set forth herein, if the Participant’s employment is terminated by the Company Group without Cause (as defined in Section 4(f) below) on or prior to the end of the Award Period, and subject to Participant’s execution of a binding and effective waiver and release agreement in favor of the Company Group, if applicable and as permitted by applicable law, the award of the Performance Share Units will continue through the Award Period and the Participant will be paid a pro rata amount for the number of each full month in which the Participant is paid salary during the Award Period, subject to the achievement of the Award Achievement Goal . Such prorated Performance Share Units will be paid in accordance with the Vesting Schedule and payment will be subject to satisfaction of the conditions precedent that the Participant fully complies with the Post- Employment Restrictive Covenants reflected in Exhibit A or any other Personal Covenants (as defined below). Notwithstanding anything to the contrary contained in this Section 4(d), if the Participant’s employment is terminated without Cause within six (6) months of the Grant Date, the Performance Share Units shall not vest and shall become null and void on the last day of active employment (last day worked).

(e) Resignation. If the Participant terminates the Participant’s employment (e.g., by voluntary resigning) other than by retirement or disability as set forth, and, subject to Sections 4(b) and 4 (c) above, the award of the Performance Share Units will be forfeited. (f) Termination of Employment with Cause. If the Participant is terminated for Cause, irrespective of being Retirement Eligible, the award of the Performance Share Units will be forfeited. For this purpose, “Cause” means any breach by the Participant of any of the Participant’s material obligations under any Company policy or procedure, including, without limitation, the Code of Conduct. Notwithstanding the foregoing, in the case of a Participant who has an employment agreement that includes a definition of “Cause,” “Cause” for purposes of this Section 4(f) shall have the same meaning as defined in such employment agreement in effect between the Participant and the Company or its U.S. subsidiary, including an employment agreement entered into after the Grant Date. (g) Termination on or after a Change in Control. If, on or after a Change in Control, the Participant terminates for Good Reason (as defined below), dies, becomes disabled, formally retires, or is terminated at the instance of the Company or relevant subsidiary without Cause, in each case as described in this Section 4, the unvested Performance Share Units will immediately vest in full and, solely if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination occurs within two (2) years of such “change in control event,” will be immediately paid. Otherwise, such Performance Share Units will immediately vest, but will only be paid at such times as they would otherwise be paid in accordance with this Agreement. For this purpose, “Good Reason” means the occurrence of any of the following, without the express written consent of the Participant: (i) the assignment to the Participant of any duties inconsistent with any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the Change in Control or any other material adverse change in such position, including title, authority or responsibilities; (ii) any failure by the Company to pay any amounts for compensation or benefits owed to the Participant or a material reduction of the overall amounts of compensation and benefits in effect prior to the Change in Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant; (iii) the Company’s requiring the Participant to be based at an office or location more than fifty (50) miles (eighty (80) kilometers) from that location at which the Participant performed the Participant’s services for the Company or relevant subsidiary immediately prior to the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor, unless such assumption occurs by operation of law. (h) Age Discrimination Rules. If the Participant is a non-U.S. national and employed outside of the United States, the grant of the Performance Share Units and the terms and conditions governing the Performance Share Units are intended to comply with the age discrimination laws, rules and regulations of the Participant's country of employment (and country of residence, if different) (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. (i) Compliance with Personal Covenants; Forfeiture and Clawback Upon Violation of Personal Covenants. As a condition to the grant of the Performance Stock Units, the Participant expressly acknowledges Shares acquired pursuant to such Performance Stock Units and/or any amount received with respect to any sale of such Shares are subject to the Participant’s current and ongoing compliance with any personal covenants to which the Participant is a party with the Company Group, including (but not limited to) the Restrictive Covenants set forth in Exhibit A and any other non-disclosure, non-competition, non-solicitation, non-interference, non-disparagement or other similar restrictions (collectively, the “Personal Covenants”). To the extent the Participant violates any Personal Covenant, the Participant expressly acknowledges and agrees to the immediate forfeiture of any outstanding Performance Stock Units, the clawback of any Shares or other amounts that Participant may have previously acquired pursuant to such Performance Stock Units. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to the Stock Plan Service Provider and any other brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company in the enforcement of the Personal Covenants. 5. No Rights of Stock Ownership. This grant of Performance Share Units does not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership. 6. Withholding Taxes. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social security (or social insurance), payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and this Agreement and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units, including, but not limited to, the grant of the Performance Share Units, the vesting of the Performance Share Units, the delivery of Shares, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant of the Performance Share Units or any aspect of the Participant’s participation in the Plan to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. If the Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable event, or tax withholding event, as applicable, the Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or the Participant’s respective agents, at the Company’s discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid by the Company and/or the Employer; (ii) withholding from proceeds of the sale of the Shares acquired upon settlement of the Performance Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); and/or (iii) withholding in whole Shares to be issued upon settlement of the Performance Share Units, provided that the Company only withholds the amount of whole Shares necessary to satisfy the statutory withholding requirements, not to exceed the maximum withholding tax rate in the Participant’s applicable jurisdiction. If the Company satisfies the withholding obligation for the Tax-Related Item by withholding a number of Shares as described herein, the Participant will be deemed to have been issued the full number of Shares due to Participant at vesting, notwithstanding that a number of the Shares is held back solely for purposes of such Tax-Related Items. Finally, the Participant further agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sales of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items. 7. Nonassignability. This award of Performance Share Units may not be assigned, pledged, or transferred except, if the Participant dies, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions do not apply to transfers under a court order, including, but not limited to, any domestic relations order. 8. Effect Upon Employment. The Participant’s right to continue to serve the Company Group as an officer, employee, or otherwise, is not enlarged or otherwise affected by an award under this Agreement. Nothing in this Agreement or the Plan gives the Participant any right to continue in the employ of the Company Group or interfere in any way with any right the Company Group may have to terminate the Participant’s employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and the Participant does not have any interest in any fund or specific asset of the Company by reason of this award or the account established on the Participant’s behalf. A Performance Share Unit confers no rights as a shareholder of the Company until Shares are actually delivered to the Participant. 9. Electronic Notice, Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Performance Share Units awarded under the Plan or future Performance Share Units that may be awarded under the Plan by email or other electronic means. The Participant hereby consents to receive such documents by email or other electronic delivery and agrees to access information concerning the Plan through an on-line or electronic system established and maintained by the Company or by another third party designated by the Company. 10. Data Privacy. The Company is located at 767 Fifth Avenue, New York, New York 10153, United States of America and grants Performance Share Units under the Plan to employees of the Company Group in its sole discretion. In conjunction with the Company’s grant of the Performance Share Units under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Performance Share Units, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance/passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Performance Share Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the Performance Share Units under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Service Provider. The Company transfers the Participant’s Personal Information to

E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Service Provider”). In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s separate consent as provided herein. (d) Data Retention. The Company will use the Participant’s Personal Information only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems. If the Company keeps the Participant’s Personal Information longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan. (f) Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of employment (and country of residence, if different). For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to the Agreement, (ii) request rectification of incorrect Personal Information, (iii) request deletion of Personal Information, (iv) request restrictions on or object to the processing of Personal Information, (v) withdraw the Participant’s consent, and/or (vi) lodge complaints with competent authorities in the Participant’s country of employment (and country of residence, if different. To receive clarification regarding the Participant’s rights or to exercise the Participant’s privacy rights, the Participant should refer to their local ELC HR Privacy Policy, located on MYELC. 11. Nature of Award; Participant Acknowledgements. The Participant agrees to be bound by the terms of this Agreement and acknowledges, understands and agrees that: (a) The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) The Plan is operated and the Performance Share Units are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights the Participant may have under this Agreement may be raised only against the Company but not any subsidiary of the Company (including, but not limited to, the Employer; (c) The award of the Performance Share Units is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future awards, or benefits in lieu of the Performance Share Units, even if Performance Share Units have been awarded in the past; (d) All decisions with respect to future Performance Share Units or other awards, if any, will be at the sole discretion of the Company; (e) The Participant’s participation in the Plan is voluntary; (f) The Performance Share Units and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation; (g) The Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate the Participant’s employment at any time; (h) The award of the Performance Share Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company Group, and which is outside the scope of the Participant’s employment or service contract, if any; (i) The award of the Performance Share Units and any Shares acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments. and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company Group; (j) In the event the Participant is not an employee of the Company, the award of the Performance Share Units and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company Group; (k) The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; (l) In consideration of the award of Performance Share Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Share Units or diminution in value of the Performance Share Units, or Shares acquired upon vesting of the Performance Share Units, resulting from termination of Participant’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment), and in consideration of the award of the Performance Share Units, Participant irrevocably releases the Employer and the Company Group from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acknowledging and agreeing to or signing the Notice of Grant, the Participant’s shall be deemed irrevocably to have waived the Participant’s right to pursue or seek remedy for any such claim or entitlement against the Employer or the Company Group; (m) For purposes of the award of the Performance Share Units, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Employer or the Company Group as determined by the Company in its sole discretion (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); (n) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and (o) The Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 12. Failure to Enforce Not a Waiver. The Company’s failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement. 13. Governing Law. The Agreement is governed by and is to be construed according to the laws of the State of New York, that apply to agreements made and performed in that state, without regard to its choice of law provisions. For purposes of litigating any dispute that arises under the award of the Performance Share Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where the award of the Performance Share Units is made and/or to be performed. 14. Partial Invalidity. The invalidity or illegality of any provision of the Agreement will be deemed not to affect the validity of any other provision. Furthermore, it is the parties’ intent that any order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder. 15. Entire Agreement. This Agreement, Notice of Grant, the Country Addendum (as defined below), and the Plan constitute the entire agreement between the Participant and the Company regarding the award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed, clarified, or interpreted by the parties, except in a writing specifying the modification, change, clarification, or interpretation, and signed by a duly authorized Company officer. 16. Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Code, and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant to prevent taxation under Section 409A of the Code. 17. Recoupment. Notwithstanding any other provision of this Agreement to the contrary, the Participant acknowledges and agrees that the Performance Share Units, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s recoupment policy as in effect on the Grant Date and as such policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to the Performance Share Units and Shares. The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the recoupment policy, and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy

(as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to the Stock Plan Service Provider and any other brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the enforcement of the provisions continued in this Section 17. To the extent that the terms of this Agreement and the recoupment policy conflict, the terms of the recoupment policy shall prevail. 18. Insider Trading/Market Abuse Laws. By accepting the Performance Share Units, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country of employment (and country of residence, if different), the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Performance Share Units) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should consult with the Participant’s personal advisor on this matter. 19. Private Placement. The grant of the Performance Share Units is not intended to be a public offering of securities in the Participant’s country of employment (and country of residence, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under law), and this grant of Performance Share Units is not subject to the supervision of the local authorities. 20. Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements that may affect the Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any Dividend Equivalents Rights paid with respect to the Performance Share Units or dividends paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Participant’s country of employment (and country of residence, if different). The Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in the Participant’s country of employment (and country of residence, if different). The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country of employment (and country of residence, if different) through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult the Participant’s personal legal advisor for any details. 21. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law. 22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Share Units and on any Shares acquired under the Plan, to the extent the Company determines in its sole discretion, it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23. Hedging Policy and Pledging Policy. The Participant is subject to the Company’s Hedging Policy and Pledging Policy that, among other things, each prohibit hedging (e.g., purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s securities) or pledging (e.g., using Company securities as collateral for indebtedness) outstanding equity grants during or after termination of employment. This means the Participant may not hedge or pledge the equity award represented by this Agreement or any outstanding equity awards represented by previous agreements. 24. Country Addendum. The award of the Performance Share Units shall be subject to any terms and conditions for the Participant’s country of employment (and country of residence, if different) set forth in an addendum attached hereto as Exhibit B (the “Country Addendum”). Moreover, if the Participant transfers residence and/or employment to another country reflected in the Country Addendum, the terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Share Unit and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). . 25. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the Performance Share Units, to take any and all actions as may be required to comply with the Participant’s personal legal, regulatory and tax obligations under local laws, rules and regulations in the Participant's country of employment (and country of residence, if different), including (but not limited to) any obligations to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (e.g., dividends and any proceeds derived from the sale of Shares acquired pursuant to the Performance Share Units). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company Group, as may be required to allow the Company Group to comply with local laws, rules and regulations in the Participant’s country of employment (and country of residence, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant ‘s country of residence (and country of employment, if different). 26. Deemed Acceptance and Acknowledgement. The Participant shall be deemed to have accepted the award of Performance Share Units unless the Participant objects to the award by notifying the Company at ELCEquity@estee.com no later than fifteen (15) days from the Grant Date. By accepting the grant of Performance Share Units, the Participant affirmatively and expressly acknowledges that: (a) the Company has provided or otherwise made available the Plan and the U.S. prospectus for the Plan to the Participant; (b) the Participant has reviewed the Plan and the U.S. prospectus for the Plan and is familiar with the terms and provisions contained therein; and (c) the Participant has carefully read this Agreement and the Country Addendum, and specifically accepts and agrees to the terms and conditions governing the Performance Share Units as reflected herein. The Participant also affirmatively and expressly acknowledges that the Company, in its sole discretion, may amend the terms and conditions reflected in this Agreement and the Country Addendum without the Participant’s consent, either prospectively or retroactively: (a) to comply with applicable laws, rules and regulations; or (b) to the extent that such amendment does not materially impair the Participant’s rights under this award of the Performance Share Units, and the Participant expressly agrees to be bound by such amendment regardless of whether notice is given to the Participant of such change. IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Grant Date set forth in the Notice of Grant. The Estée Lauder Companies Inc. By: Executive Vice President, Chief People Officer

Exhibit A Restrictive Covenants (a) Legitimate Business Interests. By accepting the grant of the Performance Stock Units, the Participant understands and acknowledges that the nature of the Participant’s position gives the Participant access to and knowledge of Protected Information and relationships with clients and business partners, and places the Participant in a position of trust and confidence with the Company Group; (i) the Participant will obtain knowledge and skills relevant to the Company's industry, methods of doing business, and marketing strategies by virtue of the Participant’s employment; (ii) the intellectual skill set and services the Participant provides to the Company Group are unique, special, or extraordinary; (iii) the Company Group’s ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Participant is likely to result in unfair or unlawful competitive activity; (iv) the Company Group’s Protected Information and client and business partner relationships are invaluable to the Company Group, and the protection and maintenance of such Protected Information and client relationships constitute legitimate business interests of the Company; (v) the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company Group. (vi) it would cause severe and irreparable harm to the Company if the Participant were to improperly utilize or disclose any Protected Information or client or business partner relationships, or if the Company were to otherwise lose its customer or business partner relationships or goodwill; (vii) the restrictions set forth herein, including the definition of a competitive activity, as well as the time, geographic, customer and employee-based restrictions, are reasonable and necessary to protect the trade secrets, other Protected Information, goodwill, client and business partner relationships and other legitimate business interests of the Company in light of the relationship between the Participant and the Company Group, and such restrictions do not impose undue hardship or burdens on the Participant; and (viii) the Participant has entered into the restrictions contained in this Exhibit A in exchange for good and valuable consideration, including, but not limited to, the Participant’s employment with the Company Group, the training, experience and expertise provided to the Participant by the Company Group, and the grant of the Performance Stock Units. (b) Non-Competition. During the Restricted Period, the Participant shall not, directly or indirectly, unless approved by the Company in advance in writing, in any capacity, alone or in association or in connection with or on behalf of any Person (including through any existing or future affiliate): (1) engage in any Competitive Activity in the Restricted Area; (2) invest in, finance, own, manage, operate, control, enable (whether by license, sublicense, assignment or otherwise) or otherwise engage or participate in, or be connected as a securityholder, director, officer, employee, partner, member, lender, guarantor or advisor of, or consultant or contractor to, any Person that, directly or indirectly, engages in the Business; or (3) market, distribute or sell any products or services through intermediaries or otherwise in the Restricted Area that are Competitive with the Business’ products or services or any products or services marketed, sold or distributed, or planned to be marketed, sold or distributed, by the Company Group. Notwithstanding anything to the contrary set forth herein, the Participant may own (solely as a passive investor) securities of a publicly-held Person that may be engaged in the Business, but only to the extent the Participant (or other interest holder) do not own, directly or indirectly, of record or beneficially, more than an aggregate of 3% of the outstanding securities of any such Person engaged in the Business that represent (either directly or upon conversion or exchange of any other securities) equity ownership thereof. (c) Non-Solicitation of Employees. During the Restricted Period, the Participant shall not, either on the Participant’s own account or for any Person (including through any existing or future affiliate), directly or indirectly, (i) solicit for employment or engagement, or hire any employee or any independent contractor or consultant who provided services to the Company Group at any time during the then immediately preceding two (2) year period but ending on the last day of the Participant’s employment with the Company Group, or (ii) induce or attempt to induce any such employee or independent contractor or consultant to terminate or breach their employment agreement or engagement agreement with the Company Group. (d) Non-Solicitation of Clients and Business Partners. During the Restricted Period, the Participant shall not, either on the Participant’s own account or for any Person (including, without limitation, through any existing or future affiliate), directly or indirectly, (i) solicit or attempt to solicit any Client or Business Partner or Prospective Client or Business Partner, or (ii) induce or encourage any Client or Business Partner to cease doing business, in whole or in part, with or otherwise adversely modify their or its business relationship with the Company Group, (e) Non-Interference with Vendors and Suppliers. During the Restricted Period, the Participant shall not, either on the Participant’s own account or for any Person (including, without limitation, through any existing or future affiliate), directly or indirectly, interfere with the Company Group’s relationships with its vendors or suppliers in any way that would impair the Company Group’s relationship with such vendors or suppliers, including by reducing, diminishing, or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company Group. (f) No Disparaging or Defamatory Statements. During the Restricted Period, the Participant shall not make, publish, or otherwise transmit any disparaging or defamatory statements about the Company Group or any employee, director, or manager thereof, whether written or oral. Unless authorized by the Company in advance in writing, during the Restricted Period, the Participant shall not give interviews or provide comment, information, or opinions, positive or negative, to any publicly available media resource, regardless of the format and intent of that media. Nothing in the section shall prohibit or restrict the Participant from (i) voluntarily communicating with an attorney retained by the Participant, (ii) voluntarily communicating with any law enforcement, government agency, including the U.S. Securities and Exchange Commission or public body regarding possible violations of law, in each case without advance notice to the Company, (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or (iv) engaging in any other legally protected conduct. (g) No Adverse Conduct. During the Restricted Period, the Participant shall not engage in any conduct that adversely affects the business of the Company Group. (h) Definitions. For purposes of this Exhibit A, (i) “Client or Business Partner” shall mean any client or business partner of the Company Group, and in each case with whom the Participant had material or substantial contact or about which the Participant had access to Protected Information in the then immediately preceding two (2) year period but ending on the last day of the Participant’s employment with the Company. (ii) “Company” shall mean The Estée Lauder Companies Inc., a Delaware corporation. (iii) “Competitive Activity” shall mean (1) becoming, or taking actions to become, an employee, advisor, officer, director, consultant, contractor, partner, principal, manager, or executive of any Person which is engaged or preparing to engage, directly or indirectly, in competition with the Business and/or any business of the Company Group as conducted or any business proposed to be conducted in the then immediately preceding two (2) year period but ending on the last day of the Participant’s employment with the Company Group. (iv) “Covenants” shall mean all covenants contained in this Exhibit A. (v) “Company Group” shall mean the Company and/or any of its subsidiaries and affiliates. (vi) “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other legal entity. (vii) “Prospective Client or Business Partner” shall mean any Person to which the Company Group provided, or from which the Company Group received, a proposal, bid, written inquiry or similar (not including general advertising or promotional materials and mass mailings) for the Company Group to provide services or products or to have a business relationship with, and in each case with whom the Participant had material or substantial contact or about which the Participant had access to Protected Information in the then immediately preceding two (2) year period but ending on the last day of the Participant’s employment with the Company Group. (viii) “Restricted Area” shall mean anywhere in the world where the Participant worked or had material oversight for the Company Group during the then immediately preceding two (2) year period but ending on the last day of the Participant’s employment with the Company Group. (ix) “Restricted Period” shall mean the period commencing on the Grant Date and concluding on the later of (i) the last date on which the Participant’s becomes vested in a Performance Stock Unit pursuant to the terms of the Agreement or (ii) the second (2nd) anniversary of the date on which the Participant’s employment with the Company Group ceases for any reason. To the extent any Covenants are determined by a competent court or tribunal to be unlawful under applicable law, the Restricted Period for the specific restriction shall be modified to comply with applicable law. (i) Separate Covenants. This Exhibit A shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business as it may be conducted by the Company Group, and each city, county, state, country or other region included within the Restricted Area. The parties expressly agree that the character, duration, and geographical scope of the Covenants are reasonable in light of the circumstances as they exist on the date upon which the Agreement has been executed. However, should a determination be made by a court of competent jurisdiction that the character, duration, or geographical scope of the Covenants exceeds the limitations permitted by applicable law, then it is the intention and the agreement of the parties hereto that the Covenants shall be reformed or severed in such a manner as to impose only those restrictions that are permitted by applicable law. If, in any proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein, it is expressly understood and agreed among the parties hereto that such unenforceable covenant(s) shall be deemed eliminated from the provisions hereof.

EXHIBIT B Country Addendum to Performance Share Unit Award Agreement The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (as of November 8, 2024) (the “Plan”) This Country Addendum includes additional terms and conditions that govern the Performance Share Units granted to the Participant if the Participant works and/or resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Notice of Grant, the Agreement or the Plan. This Country Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of January 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the Performance Share Units or sells Shares acquired under the Plan. In addition, this Country Addendum is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation. If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the Performance Share Units, the information contained herein may not be applicable to the Participant in the same manner. EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / THE UNITED KINGDOM Data Privacy. If the Participant resides and/or is employed in the EU / EEA, Switzerland or the United Kingdom, the following provision replaces Section 10 of the Agreement: The Company is located at 767 Fifth Avenue, New York, New York 10153, United States of America and grants Performance Share Units under the Plan to employees of the Company and its subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance/passport or other identification number (e.g., resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Performance Share Units or any other equity compensation awards granted, cancelled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer

(“Personal Information”). In granting the Performance Share Units under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant’s Personal Information will be the Company’s legitimate interest of managing the Plan and generally administering employee equity awards, the Company’s necessity to execute its contractual obligations under the Agreement and to comply with its legal obligations. The Participant’s refusal to provide Personal Information may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant’s Personal Information as described herein. (b) Stock Plan Service Provider. The Company transfers Participant’s Personal Information to E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Service Provider”). In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s Personal Information is transferred to the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the performance of the Agreement. (d) Data Retention. The Company will use the Participant’s Personal Information only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems. If the Company keeps the Participant’s Personal Information longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. (e) Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of employment (and country of residence, if different). For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to the Agreement, (ii) request rectification of incorrect Personal Information, (iii) request deletion of Personal Information, (iv) request restrictions on or object to the processing of Personal Information, (v) withdraw the Participant’s consent, and/or (vi) lodge complaints with competent authorities in the Participant’s country of employment (and country of residence, if different. To receive clarification regarding the Participant’s rights or to exercise the Participant’s privacy rights, the Participant should refer to their local ELC HR Privacy Policy, located on MYELC. CHINA Terms and Conditions The following provision applies if the Participant is subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the PRC State Administration of @A Exchange (“SAFE”), as determined by the Company in its sole discretion:

Settlement Notice. Notwithstanding anything to the contrary in the Plan or the Agreement, no Shares will be issued to the Participant in settlement of the Performance Share Units unless and until all necessary exchange control or other approvals with respect to the Performance Share Units under the Plan have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the Performance Share Units are scheduled to vest in accordance with the vesting schedule set forth in the Agreement, any Shares which are contemplated to be issued in settlement of such vested Performance Share Units shall be held by the Company in escrow on behalf of the Participant until SAFE Approval is obtained. Notifications Exchange Control Restrictions Applicable to Participants who are PRC Nationals. If the Participant is a local national of the PRC, the Participant understands and agrees that upon Performance Share Unit vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct the Stock Plan Service Provider to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the Stock Plan Service Provider to complete the sale of such Shares. If the Company changes its the Stock Plan Service Provider, the Participant acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated brokerage firm, if necessary or advisable for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer of Shares. Further, the Participant acknowledges that the Stock Plan Service Provider is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the Performance Share Units has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollar exchange rate between the vesting date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the fair market value of the Shares on the vesting date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollar exchange rate. The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the Performance Share Units and any dividends received in relation to the Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion (as of the Grant Date, the proceeds are paid to the Participant in local currency). In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that the Participant will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account. Exchange Control Notice Applicable to Participants in the PRC. If the Participant is a local national of the PRC, the Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Participant’s local bank prior to the vesting of the Performance Share Units/sale of Shares. The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan. FRANCE Terms and Conditions Consent to Receive Information in English. By accepting the Performance Share Units, the Participant confirms having read and understood the Plan, the Grant Notice, the Agreement and this Country Addendum, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly. Consentement à recevoir des informations en anglais. En acceptant les unités d’actions de performance, le participant confirme avoir lu et compris le plan, l’avis d’attribution, l’accord et le présent addenda pays, y compris tous les termes et conditions qui y sont inclus, qui ont été fournis en anglais. Le Participant accepte en conséquence les termes de ces documents. Notifications Non-Qualified Nature of Performance Share Units. The Performance Share Units granted under this Agreement are not intended to be “French-qualified” and are ineligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000). The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan. Foreign Asset/Account Reporting Information. French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return. Failure to report triggers a significant penalty. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with participation in the Plan. HONG KONG Terms and Conditions Share Settlement Only. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of the Performance Share Units does not provide the Participant any right to receive a cash payment and the Performance Share Units may be settled only in Shares.

Sale Restriction. Any Shares received upon the vesting of the Performance Share Units are accepted as a personal investment. In the event that the Performance Share Units vest and the Shares are issued to the Participant (or the Participant’s heirs) within six (6) months of the Grant Date, the Participant (or the Participant’s heirs) agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Grant Date. Notifications Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the Performance Share Units nor the issuance of the Shares upon vesting of the Performance Share Units constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Country Addendum, the Plan and other incidental communication materials distributed in connection with the Performance Share Units (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. Nature of Scheme. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (ORSO). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purpose of ORSO, the grant of Performance Share Units shall be null and void. KOREA Terms and Conditions No country-specific provisions. Notifications Exchange Control Information. Korean residents who sell Shares acquired under the Plan and/or receive cash dividends on the Shares may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of US$5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. It is the Participant’s responsibility to ensure compliance with any applicable exchange control reporting obligations. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s personal reporting obligations. PANAMA

Terms and Conditions No country-specific provisions. Notifications Securities Law Information. The Performance Share Units and any Shares underlying the Performance Share Units do not constitute a public offering of securities within Panama, and are not subject to the protections established by the Panamanian securities laws. SINGAPORE Terms and Conditions No country-specific provisions. Notifications Securities Law Information. The grant of the Performance Share Units is being made pursuant to the “Qualifying Person” exemption” under Section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Performance Share Units are subject to Section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Performance Share Units in Singapore, unless such sale or offer is made after six (6) months from the Grant Date or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than Section 280) of the SFA. The Shares are currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “EL” and the Shares acquired under the Plan may be sold through this exchange. Director Notification Requirement. If the Participant is a director, associate director, or shadow director of a Singapore subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore subsidiary in writing when the Participant receives an interest (e.g., Performance Share Units, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore subsidiary when the Participant sells the Shares of the Company or any related company (including when the Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously- disclosed interest (e.g., upon vesting of the Performance Share Units or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director. SWITZERLAND Terms and Conditions No country-specific provisions. Notifications Securities Law Information. Neither this document nor any other materials relating to the Performance Share Units (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services

(“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA). UNITED KINGDOM Terms and Conditions No country-specific provisions. Notifications Withholding Taxes. The following provision supplements Section 6 of the Agreement: Without limitation to Section 6 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, or if different, the Employer, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 6 of the Agreement. ***************

NOTICE OF GRANT UNDER THE ESTÉE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (as of November 8, 2024) (The “Plan”) This Notice of Grant is incorporated by reference into the Performance Share Unit Award Agreement dated as of [date] (the “Agreement”) and made a part thereof. This is to confirm that you were awarded a grant of Performance Share Units of The Estée Lauder Companies Inc. (the “Company”), representing the right to receive shares of Class A Common Stock of the Company (the “Shares”), subject to the terms of the Plan and the Agreement. This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders. This Performance Share Unit Award is granted under and governed by the terms and conditions of the Plan and the Agreement made part hereof. The Agreement and the U.S. prospectus for the Plan are being made available to you electronically via the web portal of E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC (the “Stock Plan Service Provider”). Please carefully read these documents and keep them for future reference. The specific terms of your award are as follows: Participant: [Name] Employee Number: [#] Grant Date: [Date] Grant Plan: The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (as of November 8, 2024) Type of Award: Stock Unit and Performance-Based Award (referred to herein as a “Performance Share Unit”) Target Number of Shares: [#] total shares of Class A Common Stock as set forth below. There are two separate Awards granted hereby. Each is a “Tranche,” and will be separately, the “First Tranche” and the “Second Tranche,” respectively. The Target Number of Shares subject to the First Tranche is [XX], and the Target Number of Shares subject to the Second Tranche is [XX]. Performance Period: [XX] – [XX] for [XX] Tranches. Award Period: For the First Tranche: [XX to XX]; and for the Second Tranche: [XX to [XX}. Share Delivery Date: For the First Tranche: no later than [XX]; and for the Second Tranche: no later than [XX]. Award Achievement Goal, as set forth below*: OI Margin (End of FY2029) 3-Year Performance Threshold Target Stretch Delivery - 50% Year 3 and 50% Year 4 XX% or less XX% XX% Threshold XX% or less XX% XX% XX% Net Sales Growth Target X.X% XX% XX% XX% (FY2027-2029) Stretch X% XX% XX% XX% *Except as otherwise provided in Sections 3 and 4 of the Agreement, payout under the Agreement is subject to the following terms, including certification in writing by a committee of the Board of Directors of the Company. Meeting minimum threshold achievement or less results in a [XX]% payout.

Achievement of each measure is determined independently and assessed against the established range between threshold and maximum rounded to the nearest 0.05% to determine payout achievement. In no event shall the Participant receive a payout in excess of [XX]% of the Target Award. OI Margin – Operating Income as a percent of Net Sales as reflected in the Company’s annual reports on Form 10-K at the end of the measurement period. Net Sales Growth Compounded Annual Growth Rate (CAGR) – Measures the annualized average rate of net sales* growth over the measurement period defined above, excluding activities related to acquisitions and divestures not reflected in the Long -Range Plan for the measurement period at the time of grant, and foreign currency fluctuations during measurement period. *Net Sales as reported in the Company’s annual reports on Form 10-K excluding activities related to acquisitions and divestures not reflected in the Long -Range Plan for the measurement period at the time of grant, and foreign currency fluctuations during measurement period. Without limiting the generality of the foregoing, in measuring achievement of an Award Achievement Goal, financial performance measures (e.g., “OI Margin” and “Net Sales Growth”) will be calculated without regard to the following: • Changes in accounting principles (i.e., cumulative effect of U.S. GAAP changes) • Income/loss from discontinued operations and income/loss on sale of discontinued operations or adjustments to previously disposed businesses • Impairments of intangibles and goodwill related to acquisitions • The impact of an acquired business’ income statement not included in the Long-Range Plan (“LRP”) coincident with the Award Period of the PSU, whether dilutive or accretive. For the sake of clarity, the LRP will be adjusted to include the expected performance of the acquired business (es) (i.e., the income statement acquisition Model used to support the purchase decision). The adjustment will include due diligence fees, investment banking fees, the operating performance of business and any transition and/or integration costs as reflected on the income statement of the acquired brand, as well as any fair value accounting charges or credits to the statement of earnings • Certain non-recurring operating and non-operating income/expenses that are separately stated and disclosed in the financial statements and/or Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s reports for the applicable period In calculating performance against the Target for the Award period: • Net Sales – Denominated in currencies other than U.S. dollars shall be translated into U.S. dollars at the Company’s budget exchange rate at the beginning of the Award Period. • OI Margin – As reported Operating Income as a percent of Net Sales as reflected in the Company’s annual reports on Form 10-K at the end of the measurement period. No adjustment will be made for the impact of stock repurchases under any plans approved by the Board of Directors of the Company except as noted above. If the Participant’s employment is terminated or a Change of Control occurs prior to the end of the Award Period, Sections 3 and 4 of the Agreement will govern the treatment of the Performance Share Units. If you wish to accept this grant, please sign this Notice of Grant and return by e-mail immediately to the Compensation Department at [XX] The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant. By________________________________________________________ Date______________________________